SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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EPOCH BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

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EPOCH BIOSCIENCES, INC.

21720 23rd Drive, SE, Suite 150
Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 23, 2002

TO THE STOCKHOLDERS OF EPOCH BIOSCIENCES, INC.

     The 2002 annual meeting of stockholders of Epoch Biosciences, Inc. (the “Company”), will be held at the Company’s offices in Bothell, Washington, on May 23, 2002 at 3:00 p.m. for the following purposes, as more fully described in the accompanying proxy statement:

(1)	To elect the following seven nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Frederick B. Craves, Ph.D. Richard L. Dunning Michael Y. Lucero Sanford S. Zweifach	William G. Gerber, M.D. Herbert L. Heyneker, Ph.D. Riccardo Pigliucci

(2)	To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 8, 2002 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors William G. Gerber, M.D. President, Chief Executive Officer and Director

Bothell, Washington
April 17, 2002

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

INTRODUCTION
PROPOSAL ONE ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT
OTHER EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS

Epoch Biosciences, Inc.

21720 23rd Drive, SE, Suite 150
Bothell, Washington 98021

_______________

PROXY STATEMENT
_______________

INTRODUCTION

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Epoch Biosciences, Inc., a Delaware corporation (the “Company”), for use at its 2002 annual meeting of stockholders to be held on May 23, 2002 at 3:00 p.m. at the Company’s offices in Bothell, Washington. This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 19, 2002. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

     Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Epoch Biosciences, Inc., 21720 23rd Drive, S.E., Suite 150, Bothell, Washington 98021, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “for” the nominees for election of directors named in this proxy statement and “for” the ratification of KPMG LLP as the Company’s independent auditors.

     The shares of common stock, $.01 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on April 8, 2002, the record date, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were 25,655,510 shares of common stock outstanding and entitled to vote. No shares of the Company’s preferred stock, $.01 par value, were outstanding. The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock issued and outstanding on the record date, therefore, a majority of shares entitled to vote and represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date. In proposal 1, the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected as directors. Proposal 2 requires for approval the affirmative vote of a majority of the shares “represented and voting” at the annual meeting. Shares that are voted “for,” “against” or “abstain” in a matter, and broker non-votes, are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted “for,” “against” or “abstain” are treated as shares “represented and voting” at the annual meeting with respect to such matter. Accordingly, broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number “represented and voting” with respect to a proposal, except for a proposal which requires the affirmative vote of a majority of the shares of common stock of the Company outstanding as of the record date, in which case a broker non-vote will have the effect of a vote against such proposal. Abstentions will be counted as votes against a proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the annual meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote “against” the matter being voted upon.

     This proxy statement contains two proposals requiring stockholder action. Proposal 1 requests the election of directors to the Company’s Board. Proposal 2 requests ratification of the Company’s independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL ONE
ELECTION OF DIRECTORS

     The Company’s Bylaws, as amended, authorize a total of nine (9) directors. Currently, there are seven (7) members of the Board of Directors. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the annual meeting. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     The names and certain information concerning the seven (7) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. IT IS INTENDED THAT SHARES REPRESENTED BY THE PROXIES WILL BE VOTED “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE PERSONS NAMED BELOW UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN WITHHELD IN THE PROXY. THE FOLLOWING INFORMATION REGARDING THE NOMINEES IS RELEVANT TO YOUR CONSIDERATION OF THE SLATE PROPOSED BY THE BOARD.

Directors

     All members of the Company’s Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

     The director nominees of the Company are as follows:

Name	Age	Position

Frederick B. Craves, Ph.D.	56	Chairman of the Board of Directors
William G. Gerber, M.D.	55	President, Chief Executive Officer and Director
Richard L. Dunning	56	Director
Michael Y. Lucero	39	Director
Herbert L. Heyneker, Ph.D.	58	Director
Riccardo Pigliucci	55	Director
Sanford S. Zweifach	46	Director

     Dr. Craves joined Epoch as Chairman of the Board of Directors in July 1993 and became Chief Executive Officer in April 1994. In September 1999, Dr. Craves turned over the duties of Chief Executive Officer to Dr. Gerber, who joined Epoch at that time, while Dr. Craves continued as the Chairman of the Board of Directors. Since January 1997, Dr. Craves has been Chairman of Bay City Capital, a merchant bank specializing in life sciences. From January 1994 until January 1997, Dr. Craves was a principal of the consulting firm, Burrill & Craves. From January 1991 to May 1993, he was President and Chief Executive Officer of Berlex Biosciences, a division of Schering A.G., and Vice President of Berlex Laboratories, Inc., the U.S. subsidiary of Schering A.G. From 1981 to 1982, Dr. Craves was Chief Executive Officer and, from 1982 to June 1990, was Chairman, Chief Executive Officer

and President of Codon, a biotechnology company. Following Codon’s acquisition by Schering A.G., Dr. Craves was President and Chief Executive Officer of Codon from June 1990 to December 1990. From 1981 to 1983, Dr. Craves was also a co-founder and director of Creative BioMolecules. From 1979 to 1981, he was a sales and marketing representative for Millipore Corporation. Dr. Craves received his Ph.D. in Pharmacology and Experimental Toxicology from the University of California, San Francisco. Dr. Craves is also Chairman of the Board of Directors of NeoRx Corporation, Vice Chairman of Reliant Pharmaceuticals, LLC, and a director of Incyte Genomics, Inc., EOS Biotechnology, Medarex, Inc., BioSeek Inc, and Cacheon, Inc.

     Dr. Gerber has served as Chief Executive Officer of Epoch Biosciences, Inc. since September 1999. He has also served as the President of the Company since March 2002. From April 1998 until July 1999, Dr. Gerber served as President and Chief Executive Officer of diaDexus LLC, a joint venture established by Incyte Pharmaceuticals, Inc. and SmithKline Beecham to apply genomic information and technologies to the discovery of novel diagnostic products. Dr. Gerber served as Vice President and Chief Operating Officer of Onyx Pharmaceuticals, Inc., a biotechnology firm involved in the discovery of novel cancer therapeutics from June 1995 until April 1998 and as President of Chiron Diagnostics from December 1991 until June 1995. Previously, he was Senior Vice President and General Manager of the PCR Division with Cetus Corporation. Dr. Gerber also has medical practice and managerial experience in emergency medicine and founded an urgent care center management company. He served on and was President of the Board of Medical Quality Assurance, State of California. He received his M.D. and B.S. from the University of California, San Francisco Medical Center after attending Dartmouth College. Dr. Gerber also serves on the Board of Directors of Sangamo BioSciences, Inc., a developer of engineered transcription factors for the regulation of gene expression.

     Mr. Dunning has been a Director of Epoch since October 1996. From April 1996 through February 2001, Mr. Dunning served as the President, Chief Executive Officer and Director of Nexell Therapeutics, Inc. He was elected Chairman of the Board of Directors of Nexell in May 1999 and continues to serve in that capacity. From 1991 to 1996, Mr. Dunning served as Executive Vice President and Chief Financial Officer of the Dupont Merck Pharmaceutical Company. Mr. Dunning also serves on the board of directors of DOR BioPharma, Inc.

     Dr. Heyneker has been a Director of Epoch since October 1999. He is the Chief Technology Officer and a founder of EOS Biotechnology, Inc., a company focused on identification of antibodies for cancer therapy, where he has been since its inception in 1997. From 1994 to 1996, Dr. Heyneker served as Chairman of the Board of ProtoGene Laboratories, Inc. which he co-founded. Dr. Heyneker was also a founder and Chief Executive Officer of GlycoGen, Inc., which later merged with Cytel Corporation. Dr. Heyneker became the first Vice President of Research of Genencor International, Inc., a joint venture between Genentech and Corning Glass Works, after joining Genentech as a senior scientist in 1978. He is Chairman of the Scientific Advisory Boards of Guava Technologies and Pepscan, a privately held company in the Netherlands. He is an advisor for Abingworth Management, a venture capital firm in London, England, and for Qiagen N.V. Dr. Heyneker received his undergraduate degree and Ph.D. from the University of Leiden, The Netherlands.

     Mr. Lucero joined the Board of Directors of Epoch in January 2002. Since October 2001 Mr. Lucero has served as Senior Vice President of Marketing at Fluidigm Corporation, a privately held developer of instrumentation for life-science research. Fluidigm is using his experience to commercialize its proprietary micro valve and pump technology, which enables micro-fluidics. Prior to joining Fluidigm, from April 1988, until October 2001, Mr. Lucero was the Vice President of Applications Marketing and R&D at Applied Biosystems Group, a unit of Applera Corporation, which develops and supplies genetic analysis systems for life science research and related applications. At Applied Biosystems Group, he was responsible for marketing and research and development for several of Applied Biosystems’ product lines. Mr. Lucero holds a Bachelor of Science in Biochemistry and an M.B.A. from the University of California at Berkeley.

     Mr. Pigliucci became a Director of Epoch in February 2000. Mr. Pigliucci is Chairman and Chief Executive Officer of Discovery Partners International, Inc., a San Diego, California-based corporation providing platforms, services, and information to augment the internal drug discovery efforts of pharmaceutical and biopharmaceutical companies. Before joining Discovery Partners, Mr. Pigliucci was Chief Executive Officer of Life Sciences International PLC from 1996 to 1997, a global supplier of scientific equipment and consumables to research, clinical and industrial markets based in London, England. Prior to that, while serving at the Perkin-Elmer

Corporation, he held numerous management positions including President and Chief Operating Officer. Mr. Pigliucci received his degree in Chemistry in Milan, Italy and is a graduate of the Management Program of Northeastern University, Boston, Massachusetts. Mr. Pigliucci is a director of Biosphere Medical, Inc. and Dionex Corporation and a trustee of The Worcester Foundation for Biomedical Research.

     Mr. Zweifach joined Epoch in January 1995 as President and Chief Financial Officer. Mr. Zweifach turned over the duties of Chief Financial Officer to Mr. Hogue in February 2001, and the duties of President to Dr. Gerber in March 2002. From July 1994 to September 1994, and since September 1996, Mr. Zweifach served and continues to serve as a director of Epoch. Mr. Zweifach is the Chief Financial Officer of Bay City Capital, which he joined in 1997. He added the additional responsibilities of Managing Director of Bay City Capital in January of 1999. Mr. Zweifach previously served as a Managing Director of The Olmsted Group, L.L.C., a merchant-banking firm, from 1995 to 1997. Mr. Zweifach was a Managing Director of D. Blech & Co. from 1991 to September 1994, and prior to 1991, he was a Vice President of J.S. Frelinghuysen & Co., Inc., a risk capital and merchant banking firm. Mr. Zweifach is a director of Maxia Pharmaceuticals, Inc. He is a Certified Public Accountant and holds an M.S. in Human Physiology from the University of California, Davis.

Board of Directors Meetings and Attendance

     The Board of Directors of the Company held six meetings during the fiscal year ended December 31, 2001. Each incumbent Director attended at least eighty-three percent (83%) of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he served, except Dr. Heyneker, who attended three of the six meetings of the Board of Directors and three of the six meetings of the committees of the Board on which he served. There are no family relationships among any of the directors or executive officers of the Company.

Committees of the Board of Directors

     Audit Committee. The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is comprised of three directors selected by the Board of Directors of the Company. The current members of the Audit Committee are Richard L. Dunning, Herbert L. Heyneker, Ph.D., and Riccardo Pigliucci. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company’s independent auditors and to otherwise communicate and act upon matters relating to the review and audit of the Company’s books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company’s independent auditors. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee held four meetings during the fiscal year ended December 31, 2001.

     Compensation Committee. The Board of Directors as a whole performs the duties of the Compensation Committee, reviewing the performance of the executive officers of the Company and reviewing the compensation programs for other key employees, including salary and cash incentive payment levels and option grants under the Company’s stock option plan. The Compensation Committee held two meetings during the fiscal year ended December 31, 2001.

     There is no standing nominating committee or other committee performing a similar function.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Board of Directors serves as the Compensation Committee, is responsible for establishing compensation levels for the Company’s executive officers, establishing and administering performance-based compensation plans, evaluating the performance of the Company’s executive officers, and considering management succession and related matters

     Compensation Policies and Philosophy. The Company’s executive compensation policies are designed to attract, retain and reward executives who contribute to the Company’s success, to provide economic incentives for executives to achieve the Company’s business objectives by linking the executives’ compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash incentive payments and stock awards to achieve the aforementioned objectives. The Company’s goal for total compensation is to be competitive with other biotechnology enterprises. The program places significant emphasis on equity participation by granting stock options to align the interests of senior management with those of the Company’s stockholders.

     In carrying out these objectives, the Compensation Committee considers a number of factors, which include the level and types of compensation paid to executives in similar positions by comparable companies. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of each executive, including a review of the ability of a given executive to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of the Company’s goals.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to the Chief Executive Officer and the four most highly compensated other executive officers. The Company has not paid, and does not foresee any payment authorized in fiscal 2001 of any compensation that would be non-deductible under Section 162(m).

     Components of Compensation. Executives’ salaries are established in relation to a range of salaries for comparable positions among a peer group of other biotechnology companies of comparable size and complexity. The Company seeks to pay its executives salaries that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In determining annual salaries, the Compensation Committee looks at the Company’s financial position and performance, the contribution of the individual executive during the prior fiscal year in helping to meet the Company’s financial and business objectives, and the executives’ performance of their individual responsibilities.

     Executives’ annual cash incentive payments are used to provide executives with financial incentives to meet annual performance targets of the Company. Performance targets and cash incentive payment recommendations for executives other than principal executives are proposed by the management of the Company, reviewed and, when appropriate, revised and approved by the Compensation Committee. Personal goals and cash incentive payment recommendations for the principal executives of the Company are determined by the Compensation Committee.

     The Compensation Committee believes that equity ownership by executives provides incentives to build stockholder value and align the interests of executives with the stockholders. Upon hiring executives, the Compensation Committee typically recommends stock option or stock award grants to the officers under the Company’s stock option plan, subject to applicable vesting periods. Thereafter, the Compensation Committee periodically considers awarding additional grants under the Company’s stock option plan. The Compensation Committee believes that these additional grants provide incentives for executives to remain with the Company. Stock options and awards generally have value only if the price of the Company’s common stock increases over the exercise or grant price. The size of options or awards is usually based upon factors such as comparable equity compensation offered by other technology companies, the seniority of the executive and the contribution that the executive is expected to make to the Company. In determining the size of the periodic grants, the Compensation Committee considers prior grants to the executive, the executive’s performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

     In 2001, executive officers were eligible to earn a bonus as a percentage of salary, upon attainment of specific Company performance goals set by the Compensation Committee. The Compensation Committee assigns relative weights to these goals in formulating the amount of the awards, and, at year-end, determined what portions of the 2001 goals were met. Based on the overall performance of the Company and the individual executive officers, bonuses were paid to the following executive officers as a percent of their 2001 salary, Dr. Gerber — 35%, Dr. Hoekstra — 24% and Mr. Hogue — 24%. In addition, the Compensation Committee has the discretion to grant achievement awards of cash and/or stock options to individual executive officers. These achievement awards are intended to recognize an individual for outstanding contributions to the Company.

     Stock options are viewed as a basic element of the total compensation program and emphasize long-term Company performance, measured by the creation of stockholder value. Options under the Company’s existing stock option plans are granted to all employees. In determining the size of the grants, the Compensation Committee considers the amount and value of options currently held, but focuses primarily on the executive’s past and likely continued contribution to the Company, as well as the executive’s relative position within the Company. Although the Compensation Committee does not have a target ownership level for common stock holdings by executives and key employees, the Compensation Committee’s objectives are to enable such persons to develop and maintain a long-term ownership position in the common stock.

     Stock options to executive officers are granted with exercise prices at least equal to the fair market value of the closing price of the Company’s common stock on the date prior to the date of grant. The Company has generally awarded options to executives at the time of employment and promotion, and at discretionary intervals thereafter. The Compensation Committee seeks to keep its executive stock option compensation competitive with other biotechnology companies. Stock option exercisability is determined by the Compensation Committee. Options become exercisable in periods generally ranging from one to four years after date of grant. In certain cases, exercisability may be accelerated upon a change in control of the Company.

     Compensation of the Principal Executive Officer. The Compensation Committee reviews the performance of the principal executive officer of the Company, as well as other executives of the Company annually. As the principal executive officer of the Company, Dr. Gerber’s compensation was determined based on a subjective consideration of the various factors discussed above, including the performance of the Company, the individual performance of Dr. Gerber, a review of the compensation packages of executives in biotechnology companies similar in size and complexity to the Company, and Dr. Gerber’s performance compared to various objective and subjective goals established by the Compensation Committee. It is the practice of the Compensation Committee to set performance goals at the commencement of a fiscal year, to give a performance appraisal to the Chief Executive Officer at the end of the fiscal year, and to set payment of incentive payments based on the Chief Executive’s performance as measured against such objectives. Under Dr. Gerber’s employment agreement with the Company, his current base salary is $300,000 per year, effective as of September 1, 2001. Under the terms of the employment agreement, Dr. Gerber is also eligible for an incentive bonus equal to up to 40% of his base compensation based on the achievement of performance goals as established by the Compensation Committee. Based upon a review of Dr. Gerber’s performance and the achievement of performance goals in 2001, in November 2001 he was awarded a bonus of $100,000, or 35% of his 2001 salary. On the effective date of Dr. Gerber’s initial employment agreement with the Company in September 1999, Dr. Gerber received options to purchase 100,000 shares of the Company’s common stock in accordance with the Company’s employee stock option plan. In April 2000, the agreement was amended and restated, and Dr. Gerber received options to purchase an additional 100,000 shares of the Company’s common stock. In November, 2001, Dr. Gerber received options to purchase an additional 100,000 shares of the Company’s common stock. Upon a change in control of the Company, if Dr. Gerber is not retained by the Company in his current position, he will receive severance pay equal to the portion of his base salary that would have been payable to him during the remaining term of his employment agreement, which currently runs through April 2003. Additionally, any of his unvested stock options will immediately become exercisable.

     Dr. Gerber, Dr. Hoekstra, Mr. Hogue and Dr. Mahoney each have employment agreements with the Company and their compensation is determined in accordance with the terms and conditions of such agreements, see the section of this proxy statement entitled “Employment and Severance Agreements.”

Submitted by the Compensation Committee: Frederick B. Craves, Ph.D. William G. Gerber, M.D. Richard L. Dunning Michael Y. Lucero Herbert L. Heyneker, Ph.D. Riccardo Pigliucci Sanford S. Zweifach

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Current Compensation Committee of the Company consists of the entire Board of Directors of the Company, none of whom, except for Dr. Gerber and Mr. Zweifach, is now, or was at any time during the last completed fiscal year of the Company, an officer or employee of the Company. During fiscal year 2001, no executive officer of Epoch served on the board of directors or compensation committee (or of its equivalent) of any entity which has one or more executive officers serving as members of Epoch’s Board of Directors or Compensation Committee.

Directors’ Fees

     Epoch pays all non-employee directors a fee of $1,000 for each Board of Directors meeting attended. Non-employee directors also receive a 10-year option to purchase 5,000 shares of common stock in November of each year under Epoch’s Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1993, at the then current fair market value. This option vests one year from the date of issuance. Non-employee directors who join the Board of Directors receive a similar option to purchase a pro rata number of shares based on the date they join the Board of Directors. Accordingly, when Mr. Lucero joined the Board in January 2002, he received an option to purchase 4,167 shares of common stock. All other non-employee directors received an option to purchase 5,000 shares of common stock in November of 2001.

OTHER EXECUTIVE OFFICERS

     Officers serve at the discretion of the Board of Directors. In addition to Dr. Gerber, the Company’s Chief Executive Officer and President, the other current executive officers of the Company are as follows:

     Merl Hoekstra, 42, joined Epoch as Vice President, Corporate Development in March of 2001. Prior to joining Epoch, Dr. Hoekstra served as Chief Science Officer and General Manager of Qbiogene, Inc., a global biotechnology company based in San Diego, California. From 1998 to the spring of 2000, Dr. Hoekstra was Vice President of Target Discovery at Signal Pharmaceuticals, Inc. From 1992 to 1998, Dr. Hoekstra was Senior Director, Science, at Icos Corporation, where he developed the operating plan for a spin-off company, Ceptyr, Inc. Prior to entering the biotechnology industry in 1992, Dr. Hoekstra served as Assistant Professor, Molecular Biology and Virology Labs at the Salk Institute. From July 1999 until July 2001 he served as Adjunct Professor of Pharmacology at University of California, San Diego. Dr. Hoekstra has published more than 65 manuscripts in journals such as Cell, Nature Genetics, Science and Current Biology and has made more than 75 scientific presentations worldwide on topics ranging from genetics and molecular biology to drug discovery and inhibitor development. Dr. Hoekstra has previously been a co-founder or Scientific Advisory Board member for Ceptyr, Cascade Oncogenics, Inc. and MycoGenetics, Inc. Dr. Hoekstra holds ten issued patents and six pending patent applications. He received a Ph.D. from Loyola University’s Stritch School of Medicine and a B.Sc. from the University of British Columbia.

     Bert W. Hogue, 44, joined Epoch in February of 2001 as Vice President, Finance and Chief Financial Officer. He became Secretary of the Company in May 2001. Prior to joining Epoch, from May 1999 to October 2000, Mr. Hogue served as Chief Financial Officer and Secretary for Apex Learning Inc., a privately held online learning company based in Bellevue, Washington. From January 1998 to May 1999, he served as Vice President — Finance and Administration for Verio West, an Internet service and web hosting provider and wholly owned subsidiary of Verio, Inc. From December 1994 to January 1998, Mr. Hogue served as Chief Financial Officer and Secretary of NorthWestNet, Inc., an Internet service provider purchased by Verio. From 1980 to 1994 Mr. Hogue worked for KPMG LLP, an international public accounting firm, in its Seattle and New York offices. Mr. Hogue received his B.A. in Business Administration from the University of Puget Sound.

     Dr. Walt Mahoney, 50, joined Epoch in January of 2002 as Senior Vice President, Research and Development. Prior to joining Epoch, from April 2001 until February 2002, he served as Chief Scientific Officer at Quantum Dot Corporation, a provider of solutions relating to the discovery and development of functionally validated novel drug targets at the cellular level. From 1998 to early 2001, he was responsible for the U.S. Chief Technology Office of Hoffmann-La Roche Inc., the prescription drug unit of Hoffmann-La Roche Ltd. From 1991 to 1998, he served as Director of Discovery Research at Boehringer Mannheim Corporation (Corange Technology Office), where he led U.S. discovery research in the areas of chimeric receptor-based assays, optical sensors, advanced electrochemical sensors, and molecular diagnostics. Prior to 1991 Dr. Mahoney held positions at Biotope, Inc. (which was acquired by Boehringer Mannheim), Sanofi-Synthelabo Inc., and DiaSorin Inc. (formerly ImmunoNuclear Corporation). He served as Professor of Genetics and Cell Biology at the University of Minnesota from 1982 to 1989 and as a Clinical Fellow in the Department of Medicine, Division of Medical Genetics, at the University of Washington from 1980 to 1982. Dr. Mahoney has published more than 90 papers in scientific journals and currently serves on the board of directors of Integra Ventures, a venture capital firm focusing on life science companies, and MediMolecular, Ltd. Dr. Mahoney is also chairman of the Scientific Advisory Board of Integra Ventures. Dr. Mahoney holds a B.A. from the University of Washington and a Ph.D. from Purdue University and served as a Clinical Fellow in the Department of Medicine, Division of Medical Genetics, at the University of Washington.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth compensation earned during the three fiscal years ended December 31, 1999, 2000 and 2001 by the Company’s Chief Executive Officer and President and the other two executive officers whose total salary and bonus during 2001 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term
					Compensation
					Awards
		Annual Compensation
					Securities
Name and Principal				Other Annual	Underlying	All Other
Position	Year	Salary($)	Bonus($)	Compensation($)	Options(#)	Compensation($)(1)

William G. Gerber	2001	$285,585	$100,000	—	100,000	—
Chief Executive Officer	2000	256,260	75,142	—	100,000	—
and President	1999	76,688	—	—	100,000	—

Merl Hoekstra (2)	2001	163,744	40,000	—	100,000	73,051 (3)
Vice President,	2000	—	—	—	—	—
Corporate Development	1999	—	—	—	—	—

Bert W. Hogue (4)	2001	134,096	32,000	—	100,000	—
Vice President of	2000	—	—	—	—	—
Finance, Chief Financial	1999	—	—	—	—	—
Officer, and Secretary

(1)	Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer’s salary and bonus.

(2)	Dr. Hoekstra joined the Company as Vice President, Corporate Development in March 2001.

(3)	Consists of $73,051 in additional compensation as reimbursement for relocation expenses.

(4)	Mr. Hogue joined the Company as Vice President of Finance and Chief Financial Officer in February 2001.

Employment and Severance Agreements

     In September 1999, Epoch entered into an employment agreement with Dr. Gerber, the Company’s Chief Executive Officer and President. In April 2000, the agreement was amended and restated to provide for a two year period at a rate of $275,000 per year. In January 2002, the agreement was again amended and restated to provide for a term running through April 16, 2003, at a current rate of $300,000 per year, effective as of September 1, 2001. Under the terms of the employment agreement, Dr. Gerber is also eligible for an incentive bonus equal to up to 40% of his base compensation based on the achievement of performance goals as established by the Board of Directors. On the effective date of the original employment agreement in September 1999, Dr. Gerber received options to purchase 100,000 shares of the Company’s common stock in accordance with the Company’s employee stock option plan. In April 2000, when the agreement was amended and restated, Dr. Gerber received options to purchase an additional 100,000 shares of the Company’s common stock. In November 2001, Dr. Gerber received options to purchase an additional 100,000 shares of the Company’s common stock. Upon a change in control of the Company, if Dr. Gerber is not retained by the Company in his current position, he will receive severance pay equal to the portion of his base salary that would have been payable to him during the remaining term of his employment agreement, which currently runs through April 2003. Additionally, any of his unvested stock options will immediately become exercisable.

     In February 2001, Epoch entered into an employment agreement with Bert W. Hogue, the Company’s Vice President of Finance, Chief Financial Officer and Secretary, for employment at-will, with no defined term. Mr. Hogue’s current salary under his employment agreement is $175,000. Under the terms of the agreement, Mr. Hogue is also eligible for an incentive bonus equal to up to 25% of his base compensation based on the achievement of performance goals as established by the Board of Directors, and he received options to purchase 100,000 shares of the Company’s common stock in accordance with the Company’s employee stock option plan. Upon a change in control of the Company, if Mr. Hogue is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable.

     In March, 2001, Epoch entered into an employment agreement with Merl Hoekstra, the Company’s Vice President, Corporate Development, for employment at-will, with no defined term. Dr. Hoekstra’s current salary under his employment agreement is $205,000. Under the terms of the agreement, Dr. Hoekstra is also eligible for an incentive bonus equal to up to 25% of his base compensation based on the achievement of performance goals as established by the Board of Directors, and he received options to purchase 100,000 shares of the Company’s common stock in accordance with the Company’s employee stock option plan. Upon a change in control of the Company, if Dr. Hoekstra is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable.

     In January 2002, Epoch entered into an employment agreement with Dr. Walt Mahoney, the Company’s Senior Vice President, Research and Development, for employment beginning in January 2002, at a rate of $250,000 per year, at-will, with no defined term. Under the terms of the agreement, Dr. Mahoney is also eligible for an incentive bonus equal to up to 30% of his base compensation based on the achievement of performance goals as established by the Board of Directors, and he received options to purchase 150,000 shares of the Company’s common stock in accordance with the Company’s employee stock option plan. Upon a change in control of the Company, if Dr. Mahoney is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable.

Option Grants During Fiscal 2001

     The following table sets forth the options granted to those persons listed in the summary compensation table above. Options granted have a term of ten (10) years, and are subject to earlier termination in some situations related to termination of employment.

Option/SAR Grants in Fiscal Year 2001

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
	Number of	% of Total Options			Price Appreciation for
	Securities	Granted to			Option Term(5)
	Underlying Options	Employees in	Exercise Price	Expiration
Name	Granted	Fiscal Year (3)	($/Share)	Date (4)	5%	10%

William Gerber (1)	100,000	15.6%	$2.02	11/16/2011	$127,037	$321,936
Merl Hoekstra (2)	100,000	15.6%	4.63	3/5/2011	290,864	737,106
Bert Hogue (2)	100,000	15.6%	4.69	2/28/2011	294,794	747,067

(1)	The amounts in the table represent shares of the Company’s common stock covered by stock options granted to the named individual under the Company’s stock option plan. Dr. Gerber’s option becomes exercisable in seventeen equal monthly intervals following the date of grant.

(2)	The amounts in the table represent shares of the Company’s common stock covered by stock options granted to the named individual under the Company’s stock option plan. Each option becomes exercisable on a cumulative basis as to 25% of the option shares one year after the date of grant and as to an additional 2.08% of the option shares each monthly interval thereafter.

(3)	Options to purchase an aggregate of 637,000 shares of common stock were granted to employees, including the Named Executive Officers, during the fiscal year ended December 31, 2001.

(4)	Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(5)	These columns present hypothetical future values of the stock obtainable upon exercise of the option net of the option’s exercise price, assuming that the market price of the Company’s common stock appreciates at a 5% and 10% compound annual rate over the ten year term of the options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the SEC and do not necessarily reflect the Company’s estimate or projection of the Company’s future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

Option Exercises in Fiscal 2001 and Year-End Option Values

     The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year-end price of Epoch’s common stock at $2.50 per share.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-money Options
	Acquired		at Fiscal Year-End		at Fiscal Year-End($)(1)
	on	Value
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William Gerber	0	0	189,215	110,785	59,123	45,177
Merl Hoekstra	0	0	0	100,000	0	0
Bert Hogue	0	0	0	100,000	0	0

(1)	Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price of “in-the-money” options. The closing sale price for the Company’s common stock as of December 31, 2001 on The Nasdaq National Market was $2.50.

Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth information as of March 31, 2002 about the beneficial ownership of Epoch’s common stock by each stockholder known to Epoch to be the beneficial owner of more than five percent (5%) of Epoch’s common stock, as well as each director, each of the named executive officers in the summary compensation table the executive officer hired in 2002, and all directors and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Amount and Nature
	of Beneficial	Percentage of
Name and Address (1)	Ownership (2)	Outstanding Shares

Grace Brothers Ltd. (3)	4,978,193	19.40%
1560 Sherman Avenue Evanston, Illinois 60201

Fred Craves, Ph.D.(4)(5)	3,520,001	13.46%

Bay City Capital, LLC (5)	2,986,667	11.62%
750 Battery Street, Suite 600 San Francisco, CA 94111

Franklin Resources, Inc. (6)	1,409,300	5.49%
777 Mariners Island Blvd. P. O. Box 7777 San Mateo, CA 94403

Richard L. Dunning (7)	482,376	1.88%

Nexell Therapeutics, Inc.	457,143	1.78%
9 Parker Irvine CA 92618

Sanford S. Zweifach (8)	126,250	*

William G. Gerber, M.D. (9)	235,294	*

Herbert L. Heyneker, Ph.D. (10)	11,081	*

Riccardo Pigliucci (11)	8,781	*

Michael Y. Lucero	0

Bert W. Hogue (12)	31,733	*

Merl Hoekstra (13)	34,201	*

Walt Mahoney, Ph.D.	0	*

All executive officers and directors as a group (10 persons)(14)	1,005,907	3.80%

* Less than one percent

(1)	Unless otherwise indicated, the business address of each stockholder is c/o Epoch Biosciences, Inc., 21720 23rd Drive, SE, Suite 150, Bothell, Washington 98021.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2002 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. 25,655,510 shares of common stock of the Company were outstanding as of March 31, 2002.

(3)	Based on information set forth in a Form 4 filed with the Securities and Exchange Commission on January 10, 2002.

(4)	Includes 83,334 shares which are held by Burrill & Craves, of which Fred Craves is a general partner. Also includes 2,986,667 shares which are held by Bay City Capital, LLC, in which Dr. Craves owns a 15% membership interest. See footnote (5). Dr. Craves disclaims beneficial ownership of the Bay City Capital shares except to the extent of his pecuniary interest therein. Includes 450,000 shares subject to options held by Dr. Craves exercisable within 60 days of March 31, 2002.

(5)	Based on information set forth in a Schedule 13D, filed with the Securities and Exchange Commission on January 24, 2002. Represents 2,880,000 shares held by Bay City Capital Fund I, L.P., 66,667 shares held by Bay City Capital Fund III, L.P., and 40,000 shares subject to a warrant held by Bay City Capital BD LLC exercisable within 60 days of March 31, 2002. Bay City Capital, LLC, serves as the advisor of both Bay City Capital Management LLC and Bay City Management III LLC. Bay City Capital Management LLC is the general partner of Bay City Capital Fund I, L.P. Bay City Management III LLC is general partner of Bay City Capital Fund III, L.P. Bay City Capital BD LLC provides investment banking services to Epoch. Dr. Craves, Ph.D., the chairman of Epoch, is the chairman and a manager of Bay City Capital, LLC, a manager of Bay City Capital Management LLC and Bay City Capital Management III LLC, and a member of Bay City Capital BD and Bay City Capital, LLC (in which Dr. Craves owns a 15% membership interest), and as such may be deemed a beneficial owner of owner of all of the shares held of record by Bay City Fund I, L.P. Bay City Capital Fund III, L.P., and Bay City Capital BD LLC (the “Bay City Shares”). Dr. Craves disclaims beneficial ownership of any Bay City Shares except to the extent, if any, of his actual pecuniary interest in those shares.

(6)	Based on information set forth in a Schedule 13G/A, filed with the Securities and Exchange Commission on February 14, 2002.

(7)	Includes 457,143 shares of common stock which are held by Nexell Therapeutics, Inc., of which Richard L. Dunning is the Chairman. Richard L. Dunning disclaims beneficial ownership of these shares of common stock except to the extent of his pecuniary interest in Nexell Therapeutics, Inc. Includes 25,233 shares subject to options held by Mr. Dunning exercisable within 60 days of March 31, 2002.

(8)	Sanford Zweifach is the chief financial officer, managing director and a member of Bay City Capital, LLC, a manager and member of Bay City Capital BD, and owns a 4% membership interest in Bay City Capital, LLC, but he does not have voting or investment power over any shares held by Bay City Capital, LLC.

(9)	Consists of 235,294 shares subject to options held by Dr. Gerber exercisable within 60 days of March 31, 2002.

(10)	Includes 10,479 shares subject to options held by Dr. Heyneker exercisable within 60 days of March 31, 2002.

(11)	Consists of 8,781 shares subject to options held by Mr. Pigliucci exercisable within 60 days of March 31, 2002.

(12)	Includes 29,166 shares subject to options held by Mr. Hogue exercisable within 60 days of March 31, 2002.

(13)	Includes 29,166 shares subject to options held by Dr. Hoekstra exercisable within 60 days of March 31, 2002.

(14)	Includes directors’ and executive officers’ shares listed above, including shares subject to options exercisable within 60 days of March 31, 2002. Excludes the 2,880,000 shares held by Bay City Capital Fund I, L.P., 66,667 shares held by Bay City Capital Fund III, L.P., and 40,000 shares underlying a warrant held by Bay City Capital BD LLC. Excludes 457,143 shares of common stock held by Nexell Therapeutics, Inc. attributed to Richard L. Dunning in the table above.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its directors, officers and any persons holding ten percent or more of the Company’s common stock were made with respect to the Company’s fiscal year ended December 31, 2001, except that Frederick B. Craves, chairman of the Board of Directors of the Company, missed timely filing of a Form 4 with respect to the exercise of a warrant to purchase common stock in January 2001 (the transaction was subsequently reported on Form 5 on February 13, 2002), and Sanford S. Zweifach, a director of the Company, missed timely filing of a Form 4 with respect to the exercise of a warrant to purchase common stock in January 2001 (the transaction was subsequently reported on Form 5 on February 13, 2002) and Bay City Capital, a merchant banking partnership which owns approximately 11.6% of the outstanding capital stock of the Company through its ownership or beneficial ownership of Bay City Capital Fund I, L.P., Bay City Capital Fund III, L.P. and Bay City Capital BD LLC, missed timely filing of a Form 4 with respect to the purchase of 66,667 shares of common stock in December 2001 (the transaction was subsequently reported).

Certain Relationships and Related Transactions

     Bay City Capital, a merchant banking partnership that was formed by The Craves Group and The Pritzker Family business interests, owns, or beneficially owns through Bay City Capital Fund I, L.P., Bay City Capital Fund III, L.P. and Bay City Capital BD LLC, approximately an 11.6% equity interest in Epoch at March 31, 2002. Bay City Capital BD LLC provides investment banking services to Epoch. The Chairman of Epoch’s Board of Directors, Fred Craves, Ph.D., is a founding partner of The Craves Group and is a Managing Director of Bay City Capital, LLC. Sanford S. Zweifach, a member of Epoch’s Board of Directors, is a Managing Director and Chief Financial Officer of Bay City Capital, LLC.

     In November 2000, Epoch issued a fully vested five year warrant to purchase 40,000 shares of common stock at $10.19 per share to Bay City Capital BD LLC in lieu of cash fees for investment banking and consulting services. Under the agreement, Bay City Capital BD LLC will provide advisory services on business opportunities, including mergers and acquisitions, which are complimentary to Epoch’s existing business, and will serve as the investment banker on transactions. The warrant was valued using the Black Scholes option pricing model. Under this agreement, Bay City Capital BD LLC advised Epoch on the acquisition of Synthetic Genetics and received a cash payment of $250,000 for their investment banking services. In November 2001, this agreement was extended to May 2002. Management is currently in discussion with Bay City Capital regarding the terms of any extension beyond the termination of this agreement in May 2002.

     In April of 2000, the Company entered into an arrangement pursuant to which Dr. Craves and Mr. Zweifach were provided with a combined stipend of $180,000 per year for their services, including Mr. Zweifach’s duties as President and Secretary of the Company. Beginning April 1, 2001, this fee was reduced to $120,000 per year, in recognition of Mr. Zweifach turning over the duties of Chief Financial Officer to Mr. Hogue. Effective April 30, 2002, this fee will be eliminated, and Dr Craves and Mr. Zweifach continue to serve on the board of directors and be compensated in the same manner as the Company’s other non-employee directors.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on the Company’s common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Biotechnology Index for the period that commenced December 31, 1996 and ended December 31, 2001. This table does not forecast future performance of the Company’s common stock. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following graph and table shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

COMPARISON OF CUMULATIVE TOTAL RETURN
EPOCH BIOSCIENCES, INC. COMMON STOCK
NASDAQ COMPOSITE INDEX AND NASDAQ BIOTECHNOLOGY INDEX*

COMPARISON GRAPH

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Epoch Biosciences, Inc.	$100	$75	$82	$520	$1,050	$400
Nasdaq Biotechnology Index	$100	$100	$144	$291	$358	$300
Nasdaq Composite Index	$100	$122	$170	$315	$191	$151

*	Assumes that the value of the investment in the Company’s common stock and each index was $100 on December 31, 1996, and reinvestment of dividends into the same security.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     KPMG LLP has audited the Company’s financial statements annually since its fiscal year ended December 31, 1992. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

     The total fees billed for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s 10-K and the reviews of the financial statements included in the Company’s 10-Qs were $58,750 for the year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

     KPMG LLP did not perform any services or bill any fees for direct or indirect operation and/or supervision of the operation of the Company’s information systems, management of the Company’s local area network, and/or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole for the year ended December 31, 2001.

All Other Fees

     The total fees billed for all other services rendered were $123,692 for the year ended December 31, 2001. These other services include tax compliance services of $11,000 and other audit related services of $112,692 (primarily related to the audit of the financial statements of Synthetic Genetics included in the Form 8-K/A filed by the Company on January 26, 2001, in connection with the Company’s acquisition of substantially all of the assets of the Synthetic Genetics division of Immune Complex Corporation).

     The Audit Committee has considered whether the provision of other services, including tax services, is compatible with maintaining KPMG LLP’s independence.

Board Recommendation and Vote Required

     THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS. The affirmative vote of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote thereat will be required to approve this proposal.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director, and meets the financial literacy requirements, under the applicable rules of The NASDAQ National Market. The Audit Committee adopted a written charter outlining its responsibilities that was approved by the Board of Directors.

     Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The

Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes, as well as to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s external auditors.

     The Audit Committee held four meetings during fiscal 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company’s independent auditors, KPMG LLP (KPMG). The Audit Committee discussed with KPMG the overall scope and plans for its audits. The Audit Committee has reviewed the Company’s audited financial statements and discussed such statements with management. The Audit Committee has discussed with KPMG, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee received from KPMG the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. When evaluating KPMG’s independence, the Audit Committee considered whether KPMG’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG for audit and non-audit services. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and be filed with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee: Richard L. Dunning Herbert L. Heyneker, Ph.D. Riccardo Pigliucci

STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the Company’s 2003 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 21, 2002, which is 120 calendar days prior to the anniversary of this year’s mailing date in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the year 2003 annual meeting is March 9, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s year 2003 annual meeting.

     The Company was not notified of any stockholder proposals to be addressed at the 2002 annual meeting of stockholders. Because the Company was not provided notice of any stockholder proposal to be included in the proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

April 17, 2002	By Order of the Board of Directors William G. Gerber, M.D. President, Chief Executive Officer and Director

     Copies of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2001 are being mailed concurrently with this proxy statement to all stockholders of record as of April 8, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROXY	EPOCH BIOSCIENCES, INC. Proxy Solicited by the Board Of Directors Annual Meeting of the Stockholders — May 23, 2002

     The undersigned hereby nominates, constitutes and appoints William G. Gerber, M.D., and Bert W. Hogue, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EPOCH BIOSCIENCES, INC. which the undersigned is entitled to represent and vote at the 2002 annual meeting of stockholders of the Company to be held at the offices of the Company in Bothell, Washington on May 23, 2002, at 3:00 p.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 and 2.

1.	ELECTION OF DIRECTORS

	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Election of the following nominees as directors: Frederick B. Craves, Ph.D., William G. Gerber, M.D., Richard L. Dunning, Herbert L. Heyneker, Ph.D., Michael Y. Lucero, Riccardo Pigliucci and Sanford S. Zweifach.

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS:

☐  FOR           ☐  AGAINST           ☐  ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.

Date ________________________ , 2002

               (Signature of stockholder)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN
AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.